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                                                                     EXHIBIT 5.1

                           MORGAN, LEWIS & BOCKIUS LLP
                          One Oxford Centre, 32nd Floor
                            Pittsburgh, PA 15219-6401



April 10, 2002


Catalina Lighting, Inc.
18191 N.W. 68th Avenue
Miami, Florida 33015

Re:   Registration Statement on Form S-8
      ----------------------------------

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 763,846 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Catalina Lighting, Inc. (the "Registrant"), which may be issued pursuant to the Registrant's Stock Incentive Plan and Management Settlement Stock Incentive Plan (the "Plans"). We have examined the Registrant's Second Amended and Restated Articles of Incorporation, as amended, Amended and Restated Bylaws, minutes and such other documents, and have made such inquiries of the Registrant's officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Registrant's Common Stock originally issued by the Registrant to eligible participants through the Plans, when issued and delivered as contemplated by the Plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP